Exhibit 3.2

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PROCAP FINANCIAL, INC.", CHANGING ITS NAME FROM "PROCAP FINANCIAL, INC." TO "SILVIA, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2026, AT 12:50 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2026.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

10221089 8100
SR# 20264424672

Authentication: 205159525
Date: 09-17-26

CERTIFICATE OF AMENDMENT
TO THE
FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PROCAP FINANCIAL, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

ProCap Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

1. The name of the Corporation is ProCap Financial, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 17, 2025.

2. The First Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by deleting Article I thereof in its entirety and replacing it with the following:

"ARTICLE I

The name of the corporation is Silvia, Inc. (the "Corporation")."

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation duly adopted resolutions approving the amendment on September 2, 2026. Stockholder approval of the amendment was not required pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective with the Secretary of State of the State of Delaware on September 22, 2026.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of September 16, 2026.

PROCAP FINANCIAL, INC.

Signed by:

By: ANTHONY POMPLIANO

867397619429480...

Name: Anthony Pompliano

Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:50 PM 09/17/2026
FILED 12:50 PM 09/17/2026
SR 20264424672 - File Number 10221089